EXHIBIT 5.1

[DORSEY & WHITNEY LLP LETTERHEAD]

June 17, 2015

Timberline Resources Corporation
101 East Lakeside Avenue
Coeur D’ Alene, Idaho  83814

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Timberline Resources Corporation, a Delaware corporation (the “Company”), with respect to their filing on June 17, 2015, with the Securities and Exchange Commission  of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of shares of its common stock, par value $0.001 per share (the “Common Stock”);  warrants to purchase Common Stock (the “Warrants”), or any combination thereof, for an aggregate initial offering price of up to $30,000,000 (or the equivalent in foreign currencies, currency units or composite currencies).  The Common Stock and Warrants are herein collectively referred to as the “Securities.”

For purposes of the opinions set forth below, we have examined the following:

(a)	the Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(b)	the Bylaws of the Company (the “Bylaws”); and

(c)
the Registration Statement, including the prospectus included therein (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).

We have also examined such other documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.   As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Timberline Resources Corporation
June 17, 2015

Based on the foregoing, we are of the opinion that:

(a)
Upon adoption by the Company’s Board of Directors (the “Board”) or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Delaware General Corporation Law (the “DGCL”), as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize a particular issuance of Common Stock (including any issuance of Common Stock upon the exercise of any validly issued Warrants) and upon the issuance and delivery of and payment for such Common Stock in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Common Stock pursuant to Warrants, upon the satisfaction of and compliance with the conditions to such exercise as set forth in the warrant agency agreement), such Common Stock will be validly issued, fully paid and non-assessable.

(b)
When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Warrants, (b) a warrant agency agreement for the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Warrants have been duly authenticated by the warrant agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the warrant agency agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute binding obligations of the Company.

The opinions set forth above are subject to the following qualification and exceptions:

(a)
Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

(b)
Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

(c)
In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the applicable resolutions referred to above will not have been modified or rescinded, (ii) there

Timberline Resources Corporation
June 17, 2015

 will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act, and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) none of the particular terms of a series of Securities will violate any applicable law, (vi) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Certificate of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (vii) with respect to the issuance of Common Stock, the Company has a sufficient number of Common Stock authorized under its Certificate of Incorporation as then in effect, (viii) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (ix) if the Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, and (x) with respect to the issuance of any Warrants that are exercisable for Common Stock, the Company has a sufficient number of Common Stock issuable on exercise authorized under its Certificate of Incorporation as then in effect.

(d)
We express no opinion as to the enforceability of (i) provisions that relate to choice of law, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.

(e)	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware.

Timberline Resources Corporation
June 17, 2015

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus.

Sincerely,

/s/ DORSEY & WHITNEY LLP

JKB/KGS